PUBLIC COMPANY MANAGEMENT RETAINS IBIS CONSULTING TO DIRECT
                   INSTITUTIONAL ROAD SHOW CAMPAIGN

LAS VEGAS, NV - APRIL 4, 2005 - Public Company Management Corporation (OTC BB: PUBC) today announced that it has retained the services of IBIS Consulting Group, LLC (Ibis) to oversee a new campaign to present PUBC to institutions in an effort to boost institutional investments in the company. Ibis has recently conducted successful campaigns with companies such as Acacia Research Corp. (NASDAQ: ACTG), True Religion Apparel (OTCBB: TRLG) and Discovery Labs, (NASDAQ: DSCO).

Ibis will act as a liaison for PUBC, coordinating all aspects of a nationwide road show that will include the scheduling of one-on-one meetings with portfolio managers and analysts. The goal of the program, which will introduce PUBC to Ibis' extensive network of micro-cap and small-cap fund managers, brokers and analysts, will be to increase awareness and understanding of the company's business, its competitive position and long-term prospects and to expand institutional investments in PUBC.

"Over the years Ibis has successfully worked with numerous micro cap
and small cap companies.   We look forward to working with Public
Company Management Corp. and to introducing it to a loyal group of institutional investors who will base their investments in the company on a solid understanding of PUBC and its future worth. We believe that this is a company that deserves notice in the institutional arena and think that once fund managers come to know Stephen Brock and see what his team is achieving, they will realize PUBC's true potential," says Dina Lyaskovets, Founder of IBIS Consulting Group, LLC.

"We are pleased that Ibis Consulting has decided to work with us to widen the scope of institutional coverage and involvement in PUBC.
Ibis has a reputation for only working with the best companies. They believe in PUBC and thus we feel very good about our prospects of reaching a variety of key fund managers and decision makers to tell our story," adds Stephen Brock, President and CEO of Public Company Management Corporation.

PUBC serves as a one-stop shop for businesses that want to quickly and cost-effectively go public and draw upon the wealth of investment capital that is available to public corporations. The company's Pubco White Papers subsidiary focuses on educating business owners on the options available to them. PUBC's Go Public Today subsidiary takes companies public. After a company goes public, PUBC's Public Company Management Services subsidiary can advise the newly-public company on regulatory and compliance issues.

ABOUT IBIS CONSULTING GROUP, LLC


California-based-Ibis Consulting Group is a full-service consulting company that introduces its clients to a wide range of the most appropriate financial institutions and professionals. The company schedules and coordinates all aspects of institutional road shows, investor conferences and luncheons, secures analyst coverage and arranges conference calls and follow-up to discuss its client companies' progress and updates. For more information on Ibis, please visit www.ibisnest.com.


ABOUT PUBLIC COMPANY MANAGEMENT CORPORATION


PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers
   (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today
   (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management
   Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.


SAFE HARBOR


This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.


Public Company Management Corporation (OTC Bulletin Board: PUBC )



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Contact:
     Public Company Management Corporation
     Stephen Brock
     President/CEO
     (702) 222-9076
     info@PublicCompanyManagement.com
     www.PublicCompanyManagement.com